UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 13, 2009
Date of Report (Date of earliest event reported)
US AIRWAYS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8444	54-1194634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
(480) 693-0800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
US AIRWAYS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8442	53-0218143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
(480) 693-0800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-5.1
EX-5.2

Item 1.01. Entry into a Material Definitive Agreement.
     On May 13, 2009, US Airways Group, Inc. (the “Company”) issued and sold 17,480,000 shares of its common stock, par value $0.01 per share, and $172.5 million aggregate principal amount of 7.25% convertible senior notes due 2014 (the “Notes”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-137806). The Notes were issued pursuant to a base indenture, dated as of May 13, 2009, as supplemented by the first supplemental indenture, dated as of May 13, 2009 (the “Supplemental Indenture,” together with the base indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).
     The net proceeds from the offerings totaled approximately $234 million, after deducting underwriters’ discounts and estimated offering expenses of approximately $1 million payable by the Company. The Company intends to use the net proceeds from the offerings for general corporate purposes.
     The Notes will bear interest at a rate of 7.25% per annum, which shall be payable semi-annually in arrears on each May 15 and November 15, beginning November 15, 2009. The Notes will mature on May 15, 2014.
     Holders may convert their notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Notes. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination thereof at the Company’s election as described in the Prospectus Supplement referred to below. The initial conversion rate for the notes is 218.8184 shares of the Company’s common stock per $1,000 principal amount of Notes. Such conversion rate is subject to adjustment in certain events.
     If we undergo a fundamental change, as defined in the Prospectus Supplement, holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.
     The Notes will rank equal in right of payment to all of the Company’s other existing and future unsecured senior debt and senior in right of payment to the Company’s debt that is expressly subordinated to the Notes, if any. The Indenture does not limit the amount of debt that the Company or its subsidiaries may incur. The Notes will be structurally subordinated to all debt and other liabilities and commitments (including trade payables) of the Company’s subsidiaries. The Notes will also be effectively junior to the Company’s secured debt, if any, to the extent of the value of the assets securing such debt.
     The other relevant terms of the Notes are described in the section entitled “Description of Notes” of the prospectus supplement, dated May 7, 2009, filed with the Securities and Exchange Commission (the “Commission”) by the Company on May 8, 2009 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), and in the section entitled “Description of Debt Securities” of the base prospectus, dated October 4, 2006, included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Commission on October 4, 2006 (Registration No. 333-137806). A copy of the Base Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Supplemental Indenture (including a form of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture, the Supplemental Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Supplemental Indenture and the Notes, respectively.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated May 13, 2009, between US Airways Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated May 13, 2009, between US Airways Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., including a form of 7.25% Convertible Senior Note due 2014.

5.1	Opinion of Latham & Watkins LLP, dated May 13, 2009, as related to the issuance of 17,480,000 shares of common stock, par value $0.01 per share, by US Airways Group, Inc.

5.2	Opinion of Latham & Watkins LLP, dated May 13, 2009, as related to the issuance of $172.5 million aggregate principal amount of 7.25% Convertible Senior Notes due 2014.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: May 13, 2009	By:	/s/ Stephen L. Johnson
	Name:	Stephen L. Johnson
	Title:	Executive Vice President, Corporate

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: May 13, 2009	By:	/s/ Stephen L. Johnson
	Name:	Stephen L. Johnson
	Title:	Executive Vice President, Corporate

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated May 13, 2009, between US Airways Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated May 13, 2009, between US Airways Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., including a form of 7.25% Convertible Senior Note due 2014.

5.1	Opinion of Latham & Watkins LLP, dated May 13, 2009, as related to the issuance of 17,480,000 shares of common stock, par value $0.01 per share, by US Airways Group, Inc.

5.2	Opinion of Latham & Watkins LLP, dated May 13, 2009, as related to the issuance of $172.5 million aggregate principal amount of 7.25% Convertible Senior Notes due 2014.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.